NONCOMPETITION AND CONFIDENTIALITY AGREEMENT
IN FAVOR OF

PREMIER MEDICAL SERVICES, LLC
(the “Company”)

          THIS NONCOMPETITION AND CONFIDENTIALITY AGREEMENT (the “Agreement”) is made as of _________________________, by MEDICAL RESOURCES, INC., located at ____________________________________________________(“Covenantor”) in favor of the Company.

RECITALS

          Covenantor acknowledges the significant value to it of the Company committing to purchase accounts previously owned by Medical Resources, Inc., a Virginia corporation (sometimes referred to as “MRI”). Covenantor acknowledges that it has knowledge of information not generally available to the public regarding those accounts that the Company desires to protect. Additionally, Covenantor acknowledges that if the Covenantor were to compete or aid any third party to compete against the Company or its affiliates that such actions would cause significant damages to the Company.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which consideration is hereby acknowledged, and intending to be legally bound, Covenantor hereby agrees as follows:

TERMS AND CONDITIONS

          1. RECITALS. The foregoing recitals are true and correct.

          2. NON-COMPETITION.

                    2.1 Covenantor agrees that for a period of three (3) years after the date of this Agreement, Covenantor shall not directly or indirectly, as an officer, director, employee, agent, partner, shareholder, consultant, independent contractor or otherwise, or through any other related or affiliated company, for Covenantor’s benefit, or on behalf or for the benefit of any person, partnership, trust, corporation or other entity, other than the Company, for any reason whatsoever:

                              (a) own, manage, control, participate in the ownership, management or control of, or be employed by, any business or enterprise directly or indirectly employed in any Competitive Business (as hereinafter defined) from any location within the United States;

                              (b) interfere with or disrupt, or attempt to interfere with or disrupt, or take any action that could reasonably be expected to interfere with or disrupt, any past, present or prospective relationship, contractual or otherwise, between the Company or any affiliate of the Company, and any customer, supplier, sales representative, employee or contractor of the Company or any affiliate of the Company;

                              (c) directly or indirectly employ, solicit for employment (as an employee or independent contractor) or attempt to employ or solicit for employment, or assist any other person or entity in employing, soliciting for employment or attempting to employ or solicit for employment, either on a full-time or part-time or consulting basis, any employee, or independent contractor who Covenantor knows is then or was within one (1) year prior thereto, employed (as an employee or independent contractor) by the Company or any affiliate of the Company; or

                              (d) communicate with or solicit, or assist any other party in soliciting, any person or entity who is now or in the future an existing, former or prospective customer of the Company, or any affiliate of the Company for the purpose of providing any product or service to such customer which is substantially similar to or competitive with any product or service which the Company, or any affiliate of the Company, then provides or proposes to provide to such customer.

                    For purposes of this Agreement the term “Competitive Business” means any business that provides to customers located in the United States: diagnostic testing servicesconsisting of neurological testing or diagnostic ultrasound. Notwithstanding the terms of Section 2.1(a), nothing therein prohibits the Covenantor from operating or otherwise providing services to any company in which Covenantor holds a permitted interest (as defined below) that engages in providing chiropractic or other health care services, nor prohibits either Covenantor (or any company in which Covenantor holds a permitted interest) or such company from providing neurological testing or diagnostic ultrasound to patients of such company. In addition, Covenantor may contact its former accounts other than for the purpose of providing neurological testing or diagnostic ultrasound or interfering with their relationship with the Company for receiving such services. Covenantor holds a permitted interest in a company to the extent that Covenantor holds at least 25% of the equity, income, loss, and voting rights in such company.

                    2.2 Covenantor agrees that, for purposes of this Agreement, each and every present or future client of the Company’s services or products shall continue to be considered a client of the Company notwithstanding the fact that the Company may sell, assign or in any other way transfer its interests with respect to any such client of the Company.

          3. CONFIDENTIALITY.

                    3.1 Covenantor hereby acknowledges and agrees that the Company desires and endeavors to maintain privileged and confidential: the identity of all of the MRI Accounts as defined in that certain Asset Purchase Agreement of even date hereto with the Company (“APA”), including but not limited to those accounts and related documentation listed on Schedule A of the APA, and all financial information relating to such accounts distributed to the Covenantor in the future in accordance with the APA (hereinafter collectively referred to as “Confidential Information).

                    3.2 Covenantor agrees that it shall not, without the Company’s prior written consent, use, release or disclose any Confidential Information, in whole or in part, in any manner whatsoever unless otherwise required by law.

                    3.3 Covenantor agrees that it will not remove, reproduce, or otherwise endeavor to retain any record of any Confidential Information other than for archival purposes for tax or other legal requirements applicable to Covenantor.

          4. PARTIES, ASSIGNMENT AND THIRD PARTY BENEFICIARIES.

                    4.1 This Agreement may not be assigned by Covenantor. This Agreement may be assigned by the Company, in whole or in part, upon written notice to the Covenantor. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and permitted assigns. Notwithstanding such assignment, the Company shall remain liable for all obligations of the Company under the APA.

                    4.2 Each of the Company’s affiliated companies, and any purchaser of all or any part of the Company’s assets, are intended third party beneficiaries of the provisions of this Agreement and shall have the right to enforce those provisions in their own names or, at their respective elections, in the name of the Company.

          5. ACKNOWLEDGEMENTS.

                    5.1 Covenantor agrees that the Confidential Information accounts, in large part, for the Company’s goodwill and competitive ability, and that the Company has a valid and legitimate interest in protecting its Confidential Information by constraining Covenantor’s subsequent conduct as provided in Section 2 above and by restraining its use of Confidential Information as provided in Section 3 above.

                    5.2 The limitations concerning time, nature and character imposed by this Agreement upon Covenantor’s subsequent conduct are reasonable and fair, and will not prevent Covenantor, if an individual, from earning, or materially impair its ability to earn, a livelihood. Covenantor further acknowledges that any violation of any term or provision of this Agreement will have a substantial detrimental effect on the Company and its ability to meet its obligations. Covenantor has carefully considered the nature and extent of the restrictions placed upon it and the rights and remedies conferred upon the Company under the provisions of this Agreement and believes that the same are reasonable in time, scope and territory.

                    5.3 Covenantor acknowledges that it has been advised to seek the advice of independent counsel, and has had adequate opportunity to seek the advice of independent counsel in connection with this Agreement, that it has read and understood its terms, and that it is signing this Agreement voluntarily and of its own free will.

                    5.4 Covenantor acknowledges that the provisions of this Agreement are, in light of the nature of the Company’s business, reasonable and necessary to protect legitimate business interests of the Company and that any violation by Covenantor of any of the covenants or agreements contained in this Agreement would cause irreparable injury to the Company for which money damages may not be wholly adequate. Covenantor agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and waives any right to require the posting of a bond. If a bond is necessary One Thousand Dollars shall be deemed adequate.

          6. DISCLOSURE OF AGREEMENT. Covenantor agrees that the Company may make known to others, the existence of and/or the provisions of all or any part of this Agreement to make them aware of Covenantor’s commitments to the Company.

          7. GOVERNING LAW; WAIVER. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws. The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, each of the parties irrevocably and unconditionally: (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement shall be brought exclusively in the courts of record of the State of Florida in Palm Beach County or the District Court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which he or it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in the State of Florida. THE PARTIES WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL IN CONNECTION WITH THE VALIDITY, INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT OR ANY DISPUTE ARISING OUT OF OR RELATING TO IT.

          8. SEVERABILITY. The Company and Covenantor recognize that the laws and public policies of the State of Florida and their interpretation may be uncertain as to the validity and enforceability of certain of the provisions contained in this Agreement. It is the intention of the Company and Covenantor that the provisions of this Agreement shall be enforced to the fullest extent permissible, and that the unenforceability (or the modification to conform with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of this Agreement. Accordingly, if any provision of this Agreement is invalid or unenforceable, either in whole or in part, this Agreement shall be deemed to delete or modify, as necessary, the offending provision and to alter the balance of this Agreement in order to render the same valid and enforceable to the fullest extent permissible as aforesaid. In the event that the provisions of this Agreement are found to exceed the period of time or scope which a court of competent jurisdiction can or will enforce, said period of time and scope shall, for purposes of this Agreement, consist of the maximum area or period of time or scope which a court of competent jurisdiction can and will enforce. Further, in its discretion the Company may reduce the scope of any covenant in this Agreement without the Covenantor’s consent, effective immediately upon the Covenantor’s receipt of written notice. The Covenantor must comply with any covenant so reduced, which is fully enforceable to the extent permitted by applicable law. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and the Agreement shall be construed and enforced in all respects as if the invalid or unenforceable provision is not contained herein.

          9. HEADINGS. The headings contained in this Agreement are provided for convenience only and shall be not considered in construing, interpreting or enforcing this Agreement.

          10. OTHER DEFINED TERMS. The terms of this Section apply throughout this Agreement. “Including (include)” means “including (include), without limitation.” “Or,” as in “A or B,” means “A or B or both.” “Herein,” “hereunder,” and “hereof” refer to this Agreement, and not to the specific section in which that term occurs. The term “affiliate” means, with reference to any specified person, (i) any person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with the specified person, (ii) any person which directly or indirectly is the beneficial owner of 5% or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified person, or of which the specified person is directly or indirectly the owner of 5% or more of any class of equity securities or in which the specified person has a substantial beneficial interest, (iii) any person who is an officer, director, general partner or trustee of, or serves in a similar capacity with respect to, the specified person or entity, (iv) any relative or spouse of the specified person, or (v) any trust created by the specified person for the benefit of such person's spouse or relatives. As used herein, the terms control, controlling and controlled shall be defined as such terms are commonly defined under Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

          11. NON-WAIVER. Either party’s failure to enforce strict performance of any covenant, term, condition, promise, agreement or undertaking set forth in this Agreement shall not be construed as a waiver or relinquishment of any other covenant, term, condition, promise, agreement or undertaking set forth herein, or waiver or relinquishment of the same covenant, term, condition, promise, agreement or undertaking at any time in the future.

          12. NUMBER AND GENDER. The use of the singular herein shall be deemed to be or include the plural (and vice-versa), and the use of any genders shall be deemed to include all genders, wherever appropriate.

          13. BINDING EFFECT. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective personal representatives, legal representatives, successors and permitted assigns. This Agreement is deemed binding on the parties upon Covenantor’s execution and delivery to the Company. If Covenantor is an entity, the individual signing on behalf of Covenantor is personally bound by the terms hereof to the same extent as Covenantor, and Covenantor and such individual are jointly and severally liable for each of their respective violations of this Agreement.

          14. ENTIRE AGREEMENT. This Agreement is entered concurrently with that certain Purchase and Sale Agreement entered between MRI and the Company. That agreement and this Agreement represent the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersede all other negotiations, understandings and representations if any made by and between the parties. No representations, inducements, promises or agreements, oral or otherwise, if any, not embodied therein or herein shall be of any force and effect.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

Covenantor:
MEDICAL RESOURCES, INC.
By: /s/ Hunter Reynolds
(Signature)
Print Name: Hunter Reynolds
Its: President

STATE OF VIRGINIA
COUNTY OF ____________

The foregoing instrument was acknowledged before me this ____ day of March, 2007, by Hunter Reynolds, in the capacity stated above who is personally known to me or who has produced ___________________________ as identification and who (did / did not) [circle one] take an oath.

WITNESS my hand and official seal in the County and State last aforesaid this ____ day of March, 2007.

(Seal)	Notary Public, State of _____________
My Commission Expires:	Print Name: _________________________________________
_____________________________